UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

OPHTHOTECH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 35th Floor

New York, New York 10119

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 845-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, in May 2013, Ophthotech Corporation (the “Company”) entered into a royalty purchase and sale agreement (the “Royalty Agreement”) with Novo A/S, pursuant to which the Company may obtain royalty financing in three tranches in an amount of up to $125,000,000 in return for the sale to Novo A/S of aggregate royalties at low to mid single-digit percentages of worldwide sales of the Company’s product candidate, FovistaTM, with the royalty percentage determined by the amount of funding provided by Novo A/S.

The first tranche of the royalty financing, in which Novo A/S purchased a low single-digit royalty interest and paid the Company $41,666,666, closed concurrently with the Company’s entry into the Royalty Agreement. Under the Royalty Agreement, Novo A/S agreed to purchase from the Company, and the Company agreed to sell to Novo A/S, two additional low single-digit royalty interests on worldwide sales of Fovista, in each case, for a purchase price of approximately $41,666,666, or $83,333,332 in the aggregate for both additional tranches.

On January 23, 2014, the Company closed the second tranche of royalty financing under the Royalty Agreement, pursuant to which Novo A/S paid the Company $41,666,666 in exchange for an additional low single-digit royalty interest on worldwide sales of Fovista.  The closing of the second tranche was triggered as a result of the Company reaching an initial enrollment milestone of a specified number of patients in the Company’s ongoing Phase 3 clinical program for Fovista. The closing of the third and final financing tranche is also subject to the achievement of another specified patient enrollment milestone, as well as the Company’s satisfaction of additional closing conditions and other obligations. The Company is required under the terms of the Royalty Agreement to use the proceeds from the second financing tranche to primarily support clinical development and regulatory activities for Fovista.

Novo A/S is a significant shareholder in the Company.  In addition, Thomas Dyrberg, a member of the Company’s board of directors, is employed as a Senior Partner of Novo A/S.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosures set forth under Item 2.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 2.04.  As previously disclosed, because there is a significant related party relationship between the Company and Novo A/S, the Company is treating its obligation to make royalty payments under the Royalty Agreement as an implicit obligation to repay funds advanced by Novo A/S, and thus, in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 730, has recorded the proceeds of the first financing tranche as a liability on its balance sheet.  Similarly, the proceeds from the second financing tranche under the Royalty Agreement have been recorded as an increase to this royalty liability.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPHTHOTECH CORPORATION

Date: January 29, 2014	By:	/s/ Bruce A. Peacock
	Name:	Bruce A. Peacock
	Title:	Chief Financial and Business Officer